Exhibit 10.1
Waiver Letter

November 23, 2015

Thomas K Equels, President
HEMISPHERX BIOPHARMA, INC.
One Penn Center
1617 JFK Boulevard
Philadelphia, Pennsylvania 19103

Dear Mr. Equels,

For the purpose of assisting Hemispherx Biopharma, Inc. (the “Company”) in preserving cash and to help the Company to ensure its commercialization goals for Ampligen and Alferon-N, effective November 23, 2015 I waive my rights under Section 3(c)(ii) of the Amended and Restated Employment Agreement between the Company and me entered into as of December 6, 2011 to any future payment of any incentive bonus related to the sale of the Company’s stock or other securities by, or on behalf of, the Company pursuant to the Equity Distribution Agreement between the Company and Maxim Group LLC, dated July 23, 2012, as amended (the “Maxim Agreement”), or any similar or successor ATM equity distribution agreement. I make this waiver for the sole and exclusive purpose of assisting the Company in reaching its commercialization goals and do so without making any admissions concerning the scope of my rights under Section 3(c)(ii) of the Employment Agreement or the propriety of any consideration I previously have received thereunder.

/s/ Willaim A. Carter
Dr. William A. Carter
Waiver Acknowledged:
HEMISPHERX BIOPHARMA, INC.

By: /s/ Thomas K. Equels
Thomas K. Equels, CFO

cc: Peter Rodino, William Mitchell, Iraj E Kiani

Corporate Headquarters
One Penn Center, 1617 JFK Blvd, Suite 500, Philadelphia, PA 19103         t: 215-988-0080 f: 215-988-1739
Manufacturing
783 Jersey Ave, New Brunswick, NJ 08901 www.hemispherx.net     t: 732-249-3250 f: 732-249-6895
Shipping: 5 Jules Lane, New Brunswick, NJ 08901